EXHIBIT 23(iii)



                                        CONSENT OF INDEPENDENT ACCOUNTANTS

                  We hereby consent to the inclusion in the Proxy Statement of Deposit Telephone Company, Inc. and Prospectus of Telephone and Data Systems, Inc. included in this Form S-4 Registration Statement of Telephone and Data Systems, Inc. of our report dated February 16, 1995, on our audits of the financial statements of Deposit Telephone Company, Inc. as of December 31, 1994 and 1993 and for the years ended December 31, 1994, 1993 and 1992. We also consent to all references to our Firm included in this Form S-4 Registration Statement.

                                                BUSH & GERMAIN, PC

Syracuse, New York
September 21, 1995